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                           VOTING AND TENDER AGREEMENT



                                  by and among




                               HARRIS CORPORATION,



                               RICOH COMPANY LTD.



                                       and



                              LW ACQUISITION CORP.




                          Dated as of November 29, 2000




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                                TABLE OF CONTENTS

                                                                    PAGE

VOTING AND TENDER AGREEMENT............................................1

ARTICLE I       DEFINITIONS............................................1

ARTICLE II      AGREEMENT OF PRINCIPAL STOCKHOLDER TO TENDER AND
                TO VOTE................................................2
   Section 2.1  Tender Agreement.......................................2
   Section 2.2  Voting Agreement.......................................3

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
                STOCKHOLDER............................................3
   Section 3.1  Authority Relative to This Agreement...................3
   Section 3.2  No Conflict(a).........................................3
   Section 3.3  Title to the Shares....................................4
   Section 3.4  No Finder's Fee........................................4

ARTICLE IV      COVENANTS OF THE PRINCIPAL STOCKHOLDER.................4
   Section 4.1  No Inconsistent Agreements.............................4
   Section 4.2  No Encumbrances........................................4
   Section 4.3  No Solicitation........................................5
   Section 4.4  Waiver of Appraisal Rights.............................5
   Section 4.5  Commercially Reasonable Efforts........................5

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF PARENT AND
                MERGER SUBSIDIARY......................................5
   Section 5.1  Authority Relative to This Agreement...................5
   Section 5.2  No Conflict............................................6

ARTICLE VI      MISCELLANEOUS..........................................6
   Section 6.1  Termination............................................6
   Section 6.2  Non-Survival...........................................6
   Section 6.3  Specific Performance...................................7
   Section 6.4  Headings...............................................7
   Section 6.5  Entire Agreement.......................................7
   Section 6.6  Amendment..............................................7
   Section 6.7  Severability...........................................7
   Section 6.8  Governing Law..........................................7
   Section 6.9  Jurisdiction...........................................7
   Section 6.10 Waiver of Jury Trial...................................8
   Section 6.11 Counterparts...........................................8
   Section 6.12 Successors and Assigns.................................8
   Section 6.13 Notices................................................8

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                           VOTING AND TENDER AGREEMENT

            VOTING AND TENDER AGREEMENT, dated as of November 29, 2000 (this "AGREEMENT"), between HARRIS CORPORATION, a Delaware corporation (the "PRINCIPAL STOCKHOLDER"), RICOH COMPANY LTD., a Japanese corporation ("PARENT"), and LW ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

            WHEREAS, Lanier Worldwide, Inc., a Delaware corporation (the "Company"), Parent and Merger Subsidiary are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time in accordance with its terms, the "MERGER AGREEMENT"), which provides for, among other things, an offer to purchase by Merger Subsidiary all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "COMMON SHARES"), including the associated rights ("RIGHTS") to purchase shares of Participating Preferred Stock, $.01 par value per share, issued pursuant to the Company Rights Plan (the Common Shares, together with the Rights, are hereinafter referred to as the "COMPANY SHARES"), followed by the merger of Merger Subsidiary with and into the Company (the "MERGER"), with the Company surviving the Merger;

            WHEREAS, as of the date hereof, the Principal Stockholder owns 8,785,958 Company Shares; and

            WHEREAS, as a condition to the willingness of Parent and Merger Subsidiary to enter into the Merger Agreement, each of Parent and Merger Subsidiary has requested that the Principal Stockholder agree, and the Principal Stockholder has agreed, to enter into this Agreement with respect to (a) all of the Company Shares now owned and which may hereafter be acquired (whether by means of purchase, dividend, distribution or in any other way) by the Principal Stockholder (collectively, the "SHARES") and (b) certain other matters as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement as in effect on the date hereof.

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                                                                               2


                                   ARTICLE II

            AGREEMENT OF PRINCIPAL STOCKHOLDER TO TENDER AND TO VOTE

            Section 2.1 TENDER AGREEMENT. (a)(i) The Principal Stockholder shall validly tender for sale to Merger Subsidiary, pursuant to the terms of the Offer and Rule 14d-2 under the Exchange Act, no later than the tenth business day after commencement of the Offer or, if later, the fifth business day following receipt of the applicable Offer Documents, the Company Shares then owned of record or beneficially by the Principal Stockholder and (ii) except as provided in clause (a)(i) above, during the time this Agreement is in effect, the Principal Stockholder shall not transfer, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, enter into any contract, option or other agreement or understanding with respect to, or otherwise dispose of (whether by operation of law or by agreement or otherwise), any Company Shares, or any right, title or interest therein or thereto. The Principal Stockholder hereby acknowledges and agrees that Parent's and Merger Subsidiary's obligation to accept for payment and pay for the Company Shares in the Offer, including all Company Shares beneficially owned by the Principal Stockholder, is subject to the terms and conditions of the Offer and the Merger Agreement.

            (b) The Principal Stockholder shall not, subject to applicable law, withdraw the tender of its Company Shares effected in accordance with the foregoing paragraph (a); provided, however, the Principal Stockholder may decline to tender, or may withdraw, any and all of such Company Shares, if (i) without the prior written consent of the Principal Stockholder, Parent and/or Merger Subsidiary shall amend the Offer to (A) reduce the price per share to be paid to less than $3.00 per share, net to the seller in cash, (B) reduce the number of Common Shares subject to the Offer, (C) change the form of consideration payable in the Offer, or (D) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company; (ii) any governmental entity shall have issued a final, nonappealable order, decree or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting, the Principal Stockholder from tendering Company Shares; or (iii) the Company's board of directors has not recommended to stockholders of the Company, or has withdrawn its recommendation, that such stockholders accept the Offer and tender their Company Shares pursuant to the Offer and approve and adopt the Merger Agreement and Merger.

            (c) The Principal Stockholder hereby permits Parent and Merger Subsidiary to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of the Company Shares and the nature of its commitments, arrangements and undertakings under this Agreement, subject to providing a copy of such disclosure to the Principal Stockholder and considering any reasonable comments thereon provided by the Principal Stockholder.

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            Section 2.2 VOTING AGREEMENT. The Principal Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Principal Stockholder shall vote its Company Shares in a manner consistent with Section 2.01(b) of the Registration Rights Agreement, dated November 5, 1999, between Principal Stockholder and the Company, as the same is in effect on the date hereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL STOCKHOLDER

            The Principal Stockholder hereby represents and warrants to Parent and Merger Subsidiary as follows:

            Section 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Principal Stockholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Principal Stockholder, and no other proceedings on the part of the Principal Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Principal Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a legal, valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms.

            Section 3.2 NO CONFLICT. (a) The execution and delivery of this Agreement by the Principal Stockholder do not, and the performance of this Agreement by the Principal Stockholder shall not, (i) conflict with or violate the organizational documents of the Principal Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Principal Stockholder or by which the Shares are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Company Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Principal Stockholder is a party or by which the Principal Stockholder or the Company Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Principal Stockholder of its obligations under this Agreement.

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            (b) The execution and delivery of this Agreement by the Principal
Stockholder do not, and the performance of this Agreement by the Principal Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity except for (i) applicable requirements, if any, of the HSR Act and the Exchange Act, (ii) any requirements imposed solely as a result of the fact that Parent is not incorporated in the United States and (iii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Principal Stockholder of its obligations under this Agreement.

            Section 3.3 TITLE TO THE SHARES. As of the date hereof, the Principal Stockholder is the record and beneficial owner of 8,785,958 Company Shares. Such Company Shares are all of the securities of the Company owned, either of record or beneficially, by the Principal Stockholder and the Principal Stockholder owns no other rights or interests exercisable for or convertible into any securities of the Company. The Company Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreement, limitations on the Principal Stockholder's voting rights (other than the Registration Rights Agreement, dated November 5, 1999, between the Company and the Principal Stockholder), charges and other encumbrances of any nature whatsoever. The Principal Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Company Shares, except in connection with the 2000 Annual Meeting of the Company. Upon purchase of the Company Shares by Merger Subsidiary, Merger Subsidiary will at the time of such purchase deliver to Merger Subsidiary good and valid title to the Company Shares, free and clear of any lien, charge, encumbrance or similar claim of whatever nature.

            Section 3.4 NO FINDER'S FEE. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Principal Stockholder.

                                   ARTICLE IV

                     COVENANTS OF THE PRINCIPAL STOCKHOLDER

            Section 4.1 NO INCONSISTENT AGREEMENTS. The Principal Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Principal Stockholder shall not enter into any agreement or grant a proxy or power of attorney with respect to the Company Shares which is inconsistent with this Agreement.

            Section 4.2 NO ENCUMBRANCES. The Principal Stockholder hereby covenants and agrees that the Principal Stockholder shall not by any action or omission cause any security interests, liens, claims, pledges, charges, encumbrances, options, rights of first refusal, agreements or limitations on the Principal Stockholder's voting rights, to

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attach to the Company Shares to be tendered to Merger Subsidiary pursuant to
Section 2.1.

            Section 4.3 NO SOLICITATION. The Principal Stockholder hereby agrees that it shall not (and shall cause its Subsidiaries, controlled Affiliates, officers, directors, partners, employees and, to the extent acting on its behalf, its representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to) directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiate with, or provide any information to, any Person or group (other than Parent) concerning any Acquisition Proposal, or make a public announcement in support of any Acquisition Proposal or that encourages stockholders of the Company not to support the Offer and the Merger. From and after the execution of this Agreement and while this Agreement is in effect, the Principal Stockholder shall immediately advise Parent in writing upon the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal, identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to an Acquisition Proposal. The Principal Stockholder shall promptly advise Parent of any development relating to such proposal.

            Section 4.4 WAIVER OF APPRAISAL RIGHTS. The Principal Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under the DGCL or otherwise.

            Section 4.5 COMMERCIALLY REASONABLE EFFORTS. The Principal Stockholder shall promptly consult with Parent and use commercially reasonable efforts to provide any necessary information and material with respect to all filings made by the Principal Stockholder with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Parent acknowledges that the Principal Stockholder will file an amendment to Schedule 13D or 13G in connection with this Agreement.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         OF PARENT AND MERGER SUBSIDIARY

            Parent and Merger Subsidiary hereby represent and warrant to the Principal Stockholder as follows:

            Section 5.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by Parent and Merger Subsidiary, and no other proceedings on the part of Parent or Merger Subsidiary

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are necessary to authorize this Agreement or to consummate such transactions.
This Agreement has been duly and validly executed and delivered by Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery by the Principal Stockholder, constitutes a legal, valid and binding obligation of Parent and Merger Subsidiary, enforceable against them in accordance with its terms.

            Section 5.2 NO CONFLICT. (a) The execution and delivery of this Agreement by each of Parent and Merger Subsidiary do not, and the performance of this Agreement by each of Parent and Merger Subsidiary shall not, (i) conflict with or violate the organizational documents of the Parent or Merger Subsidiary,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Parent or Merger Subsidiary or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Parent or Merger Subsidiary of its obligations under this Agreement or the Merger Agreement.

            (b) The execution and delivery of this Agreement by each of Parent and Merger Subsidiary do not, and the performance of this Agreement by each of Parent and Merger Subsidiary shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity except for applicable requirements, if any, of the HSR Act and the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Parent or Merger Subsidiary of its obligations under this Agreement or the Merger Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 TERMINATION. This Agreement shall terminate upon the earlier of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the termination of the Agreement at the written election of the Principal Stockholder in the event the Principal Stockholder is entitled to decline to tender or withdraw Company Shares pursuant to the proviso contained in Section 2.1(b) of this Agreement; and (iv) by written notice given by the Principal Stockholder to the Parent if the Offer has not been effected by the 120th day following the date hereof.

            Section 6.2 NON-SURVIVAL. The representations and warranties made herein shall terminate upon the Principal Stockholder's sale of the Shares to Merger

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                                                                               7


Subsidiary in the Offer, other than the Principal Stockholder's representations in Sections 3.3 and 3.4, which shall survive the sale of the Shares.

            Section 6.3 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement are not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            Section 6.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 6.5 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, September 28, 2000, by and among Parent and Principal Stockholder, constitute the entire agreement among Parent, Merger Subsidiary and the Principal Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Parent, Merger Subsidiary and the Principal Stockholder with respect to the subject matter hereof and thereof.

            Section 6.6 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

            Section 6.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

            Section 6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

            Section 6.9 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or

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certified mail, postage prepaid, to the address set forth or referred to in
Section 6.13, such service to become effective 10 days after such mailing.

            Section 6.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            Section 6.12 SUCCESSORS AND Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and which transfer shall not relieve the Principal Stockholder of its obligations hereunder in the event of a breach by its transferee).

            Section 6.13 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

            if to Parent or Merger Subsidiary, to:

            15-5, Minami-Aoyami 1-Chome
            Minato-ku, Tokyo 107-8544, Japan
            Telephone: (81) 3-5411-4654
            Telecopy:  (81) 3-5411-4661
            Attention: Yukio Mizutani


            with a copy to:

            Paul, Weiss, Rifkind, Wharton & Garrison
            1285 Avenue of the Americas
            New York, New York  10019
            Telephone: (212) 373-3000
            Telecopy:  (212) 757-3990
            Attention: Marc E.
            Perlmutter, Esq.

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            if to the Principal Stockholder, to:

            Harris Corporation
            1025 West Nasa Boulevard
            Melbourne, Florida  32919
            Telephone: 321-727-9100
            Telecopy:  321-727-9625
            Attention: Corporate Secretary


            with a copy to:

            Harris Corporation
            1025 West Nasa Boulevard
            Melbourne, Florida  32919
            Telephone: 321-727-9125
            Telecopy:  321-727-9234
            Attention: Scott T. Mikuen, Esq.


or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto given in accordance with this
Section 6.13. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6.13.

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            IN WITNESS WHEREOF, the Principal Stockholder, Parent and Merger
Subsidiary have caused this Agreement to be duly executed as of the date hereof.


                                    HARRIS CORPORATION

                                    By:   /s/ DAVID S. WASSERMAN
                                         ---------------------------------
                                         Name:  David S. Wasserman
                                         Title: Vice President - Treasurer


                                    RICOH COMPANY LTD.

                                    By:   /s/ MASAMI TAKEIRI
                                         ---------------------------------
                                         Name:  Masami Takeiri
                                         Title: Managing Director and
                                                Executive Vice President


                                    LW ACQUISITION CORP.


                                    By:   /s/ MASAMI TAKEIRI
                                         ---------------------------------
                                         Name:  Masami Takeiri
                                         Title: President